Exhibit 10.6




                                                     May 8, 2000


Apple Suites, Inc.
306 East Main Street
Richmond, Virginia 23219

Attention:        Mr. Glade M. Knight

                           Re: The notes (collectively, the "Notes") dated September 20, 1999, October 5, 1999, November 29, 1999 and December 22, 1999 in the aggregate principal amount of $68,569,500
                                    --------------------------------------------

Gentlemen:

                  We are the owner and holder of the Notes and the mortgages, deeds of trust, deeds to secure debt and like instruments securing the Notes dated the same dates as the Notes (collectively, the "Existing Security Documents"). On the date hereof we have provided financing in the amount of $11,616,750 in connection with the purchase by your wholly-owned subsidiary of property located in Malvern, Pennsylvania (the "Malvern Property") which financing is evidenced by a note of even date herewith made by you in the amount of $11,616,750 (the "Malvern Note") and is secured by a mortgage encumbering the Malvern Property (the "Malvern Mortgage") and by mortgages, deeds of trust, deeds to secure debt and like instruments encumbering the properties (the "Existing Properties") encumbered by the Existing Security Documents (collectively, the "Malvern Cross-Collateralization Security Documents"). In addition, if you or your wholly-owned subsidiary acquires the property located in Boulder, Colorado (the "Boulder Property") pursuant to the Agreement of Sale dated November 22, 1999 among the undersigned and you, among others (as amended, the "Agreement of Sale"), we shall provide financing in accordance with the Agreement of Sale in connection with such acquisition in which event such financing shall be evidenced by a note made by you (the "Boulder Note") and will be secured by a deed of trust encumbering the Boulder Property (the "Boulder DOT") and by mortgages, deeds of trust, deeds to secure debt and like instruments encumbering the Existing Properties and the Malvern Property (collectively, the "Boulder Cross-Collateralization Security Documents").

                  You have advised us that you intend to finance the Existing Properties with another lender and in connection therewith repay in full the amounts evidenced and secured by the Notes and the Existing Security Documents and have requested that upon such financing and repayment we agree to release the Existing Properties as security for the Malvern Note and the Boulder Note. We hereby agree that, simultaneously with the


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repayment  in full of all  amounts  evidenced  and  secured by the Notes and the
Existing Security Documents (which for the avoidance of doubt does not include amounts evidenced by the Malvern Note and the Boulder Note) and provided there then exists no monetary default with respect to the Malvern Note or the Boulder Note or any bankruptcy related default under the Malvern Mortgage or Boulder
DOT,   we   shall   release   the   Existing   Properties   from   the   Malvern
Cross-Collateralization      Security      Documents     and     the     Boulder
Cross-Collateralization Security Documents, except that cross-collateralization between the Malvern Property and the Boulder Property as to the Malvern Note and the Boulder Note shall remain in place. We acknowledge that the "repayment in full" of amounts secured by the Existing Security Documents does not include any amounts owed to us under management agreements or license agreements with us but is limited to amounts evidenced by the Notes and protective advances made by us, if any, pursuant to the Existing Security Documents.

                  You have further advised us that the financing described above may be in two tranches, with the second or junior tranche being amortized with the net proceeds available from the public offering of your shares. The use of net proceeds to amortize any indebtedness other than Promus's indebtedness would conflict with the terms of the Malvern Note and, if executed, the Boulder Note. We hereby agree that if the amounts evidenced and secured by the Notes and the Existing Security Documents are repaid in full as described above and if the structure of the repayment financing contains a second or junior tranche in an amount of not more than $13,000,000 which requires amortization from such net proceeds, simultaneously with the repayment of the Notes, the Malvern Note and, if executed, the Boulder Note will be modified to permit Net Equity Proceeds (as defined in the Malvern Note) to be applied in reduction of the principal balance of any such second or junior tranche in lieu of being applied in reduction of the Malvern Note and, if executed, the Boulder Note.



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                  This  letter   agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument and shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

                                       Very truly yours,

                                       PROMUS HOTELS, INC.


                                       By  /s/  Stevan D. Porter
                                          -----------------------------------
                                            Stevan D. Porter
                                            Executive Vice President

Accepted and agreed to this 8th
day of May, 2000.

APPLE SUITES, INC., a
Virginia corporation


By  /s/  Glade M. Knight
   --------------------------------------------
     Name:  Glade M. Knight
     Title:    Chairman of the Board and President











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